Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

July 27, 2022

Leafly Holdings, Inc.

111 S Jackson Street, Suite 531

Seattle, Washington 98104

Ladies and Gentlemen:

We have acted as counsel to Leafly Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the offer and resale by the selling securityholders named in the prospectus contained in the Registration Statement of up to 2,825,215 shares of Common Stock consisting of (i) 2,817,007 shares of Common Stock issued in connection with the Business Combination (the “Issued Shares”) and (ii) 8,208 shares of Common Stock underlying certain outstanding options to purchase shares of Common Stock (the “Option Shares” and, collectively with the Issued Shares, the “Shares”).

Capitalized terms defined in the Registration Statement and used (but not otherwise defined) herein are used herein as so defined.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Second Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware incorporated by reference as Exhibit 3.1 to the Registration Statement; (ii) the Amended and Restated Bylaws of the Company, incorporated by reference as Exhibit 3.2 to the Registration Statement; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the 2018 Equity Incentive Plan, as amended (the “2018 Plan”), the Stock Option Agreement, Stock Option Grant Notice and the Online Platform (as defined in the Stock Option Grant Notice) term sheet (collectively, the “Plan Documents”) and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

July 27, 2022

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.

The Issued Shares have been duly authorized and are validly issued, fully paid and nonassessable and the Option Shares have been reserved for issuance and when duly issued and delivered pursuant to and in accordance with the Plan Documents, the Option Shares will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP